UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 10, 2009
Date of Report (Date of earliest event reported)

Congoleum Corporation
(Exact name of registrant as specified in its charter)

Delaware	01-13612	02-0398678
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Quakerbridge Road
P.O. Box 3127
Mercerville, NJ  08619-0127
(Address of principal executive offices and zip code)

609-584-3000
(Registrant’s telephone number, including area code)

       N/A
(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On February 26, 2009, the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”) rendered an opinion (the “Summary Judgment Opinion”) regarding the motion of First State Insurance Company and Twin City Fire Insurance Company for summary judgment denying confirmation of the amended joint plan of reorganization (the “Amended Plan”) under Chapter 11 of the Bankruptcy Code of Congoleum Corporation (“Congoleum”), the Official Asbestos Claimants’ Committee (the “ACC”) and the Official Committee of Bondholders for Congoleum Corporation et al. (the “Bondholders’ Committee”).  Pursuant to the Opinion, the Bankruptcy Court entered an order dismissing Congoleum’s bankruptcy case (the “Order of Dismissal”).  On February 27, 2009, Congoleum and the Bondholders’ Committee appealed the Order of Dismissal to the U.S. District Court for the District of New Jersey.  At a hearing on March 3, 2009 (the “Stay Hearing”), an order was entered by the Bankruptcy Court granting a stay of the Order of Dismissal until 20 days after entry of a final non-appealable decision affirming  the Order of Dismissal.  On March 10, 2009, Congoleum Corporation, a Delaware corporation, issued a press release providing an update on recent developments in its Chapter 11 reorganization.  The text of the press release is filed herewith as Exhibit 99.1, and incorporated herein by reference.  A copy of the transcript of the ruling at the Stay Hearing is filed herewith as Exhibit 99.2 and incorporated herein by reference.

A copy of the Opinion was attached as Exhibit 99.1 to the Current Report on Form 8-K filed by Congoleum with the Securities and Exchange Commission on February 26, 2008.

A copy of the Amended Plan of Reorganization was attached as Exhibit 99.1 to the Current Report on Form 8-K filed by Congoleum with the Securities and Exchange Commission on November 19, 2008.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release, dated March 10, 2009.
99.2	Transcript of motion hearing held March 3, 2009 before the Honorable Kathryn C. Ferguson, United States Bankruptcy Judge

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2009	Congoleum Corporation

	By:	/s/ Howard N. Feist III
Name: Howard N. Feist III
Title: Chief Financial Officer